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Exhibit 2.4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
GST TELECOM INC., et al.,	)	Case No. 00-1982 (GMS)
	)	Jointly Administered
Debtors.	)

FIRST AMENDED JOINT PLAN
OF LIQUIDATION OF GST TELECOM INC., et al.

Neil B. Glassman (No. 2087)
Steven M. Yoder (No. 3885)
THE BAYARD FIRM
222 Delaware Avenue
Suite 900
P.O. Box 25130
Wilmington, Delaware 19899
(302) 655-5000

-and-

David S. Heller
Richard A. Levy
Josef S. Athanas
Timothy A. Barnes
LATHAM & WATKINS
Suite 5800 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606
(312) 876-7700

Attorneys for the Debtors and
Debtors-in-Possession

Dated: December 3, 2001

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTIONS		1
A.	Scope of Definitions	1
B.	Definitions	1
1.1	10 1/2% Secured Indenture Claims	2
1.2	10 1/2% Secured Notes	2
1.3	10 1/2% Secured Notes Claims	2
1.4	10 1/2% Secured Notes Deficiency Claims	2
1.5	10 1/2% Secured Notes Indenture	2
1.6	10 1/2% Secured Notes Indenture Trustee	2
1.7	10 1/2% Secured Notes Secured Claims	2
1.8	12 3/4% Senior Subordinated Accrual Notes	2
1.9	12 3/4% Senior Subordinated Accrual Notes Claims	2
1.10	12 3/4% Senior Subordinated Accrual Notes Indenture	2
1.11	13 1/4% Secured Indenture Claims	2
1.12	13 1/4% Secured Notes	2
1.13	13 1/4% Secured Notes Claims	2
1.14	13 1/4% Secured Notes Deficiency Claims	2
1.15	13 1/4% Secured Notes Indenture	2
1.16	13 1/4% Secured Notes Indenture Trustee	3
1.17	13 1/4% Secured Notes Secured Claims	3
1.18	13 % Senior Discount Notes	3
1.19	13 % Senior Discount Notes Claims	3
1.20	13 % Senior Discount Notes Indenture	3
1.21	13 % Subordinated Convertible Notes	3
1.22	13 % Subordinated Convertible Notes Claims	3
1.23	13 % Subordinated Convertible Notes Indenture	3
1.24	Administrative Claims Bar Date	3
1.25	Affiliate Debtors	3
1.26	Allowed [ ] Claim or Allowed [ ] Interest	3
1.27	Allowed 10 1/2% Secured Notes Deficiency Claims	3
1.28	Allowed 10 1/2% Secured Notes Secured Claims	3
1.29	Allowed 13 1/4% Secured Notes Deficiency Claims	3
1.30	Allowed 13 1/4% Secured Notes Secured Claims	4
1.31	Allowed 13 % Senior Discount Notes Claims	4
1.32	Allowed Claim or Allowed Interest	4
1.33	Assets	4
1.34	Asset Sales	4
1.35	Available Cash	4
1.36	Bankruptcy Code	5
1.37	Bankruptcy Court	5
1.38	Bankruptcy Rules	5
1.39	Bar Date	5
1.40	Business Day	5
1.41	Cash	5
1.42	Chapter 11 Cases	5
1.43	Claim	5
1.44	Class	5
1.45	Company	5

i

1.46	Confirmation	5
1.47	Confirmation Date	5
1.48	Confirmation Hearing	5
1.49	Confirmation Order	5
1.50	Creditor	5
1.51	Creditors' Committee	5
1.52	Creditor Releasees	5
1.53	Debtor(s)	6
1.54	Debtor Releasees	6
1.55	Deficiency Claims	6
1.56	DIP Agent	6
1.57	DIP Credit Agreement	6
1.58	DIP Facility	6
1.59	DIP Facility Claim	7
1.60	DIP Facility Order	7
1.61	DIP Lenders	7
1.62	Disclosure Statement	7
1.63	Disclosure Statement Hearing	7
1.64	Disputed Claim or Disputed Interest	7
1.65	Disputed Claims Reserve	7
1.66	Distribution Record Date	7
1.67	Effective Date	7
1.68	Effective Date Distribution	7
1.69	Entity	7
1.70	Estates	7
1.71	Face Amount	7
1.72	Fee Order	7
1.73	File or Filed	8
1.74	Final Distribution	8
1.75	Final Distribution Date	8
1.76	Final Order	8
1.77	General Secured Claims	8
1.78	General Unsecured Claims	8
1.79	GST	8
1.80	GST Telecommunications	8
1.81	GST Telecommunications Nonsubordinated Unsecured Claims	8
1.82	Indemnification Claims	8
1.83	Indemnification Reserve	8
1.84	Intercompany Claims	8
1.85	Impaired	9
1.86	Indenture Trustees	9
1.87	Indenture Trustees' Expenses	9
1.88	Interest	9
1.89	Lien	9
1.90	Operating Reserve	9
1.91	Other Deficiency Claims	9
1.92	Other Priority Claim	9
1.93	Other Unsecured Claims	9
1.94	Person	9
1.95	Petition Date	9
1.96	Plan	9

1.97	Possessory Lienholder Claims	10
1.98	Priority Tax Claim	10
1.99	Professional Claim	10
1.100	Pro Rata	10
1.101	Reconstituted Committee	10
1.102	Plan Administrator	10
1.103	Purchaser	10
1.104	Scheduled	10
1.105	Schedules	10
1.106	Secured Claim	10
1.107	Secured Indentures	10
1.108	Secured Indenture Claims	10
1.109	Secured Noteholder Deficiency Claims	10
1.110	Secured Notes Collateral Value Motion	10
1.111	Security	11
1.112	Subordinated Indentures	11
1.113	Subordinated Indentures Claims	11
1.114	Subsequent Distribution Date	11
1.115	Supplemental Distribution	11
1.116	Taxes	11
1.117	Transfer Taxes	11
1.118	Time Warner Telecom Inc.	11
1.119	Trust Funds Claims	11
1.120	Unofficial Secured Noteholder Committee	11
1.121	Unpaid Administrative Expenses	11
1.122	Unsecured Claim	11
1.123	Unsecured Notes Indenture Trustee	12
C.	Rules of Interpretation	12
D.	Computation of Time	12
ARTICLE 2 TREATMENT OF UNCLASSIFIED CLAIMS		12
2.1	DIP Facility Claims	12
2.2	Administrative Claims	13
2.3	Statutory Fees	13
2.4	Professional Claims	13
2.5	Priority Tax Claims	14
2.6	Deadline for Filing Administrative Claims	14
2.7	Trust Fund Claims	15
ARTICLE 3 CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS		15
A.	General	15
B.	Classification	15
3.1	Class 1: Other Priority Claims	15
3.2	Class 2: General Secured Claims	15
3.3	Class 3: Secured Noteholder Deficiency Claims	15
3.4	Class 4: General Unsecured Claims	15
3.5	Class 5: Subordinated Indenture Claims	15
3.6	Class 6: Intercompany Claims	15
3.7	Class 7: Interests	15

ARTICLE 4 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN		16
4.1	Unimpaired Classes of Claims and Interests	16
4.2	Impaired Classes of Claims and Interests	16
ARTICLE 5 PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS		16
5.1	Class 1 (Other Priority Claims)	16
5.2	Class 2 (General Secured Claims)	16
5.3	Class 3 (Secured Noteholder Deficiency Claims)	16
5.4	Class 4 (General Unsecured Claims)	17
5.5	Class 5 (Subordinated Indenture Claims)	18
5.6	Class 6 (Intercompany Claims)	18
5.7	Class 7 (Interests)	18
ARTICLE 6 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		18
6.1	Assumption; Assignment	18
6.2	Cure Payments; Assurance of Performance	19
6.3	Objections To Assumption of Executory Contracts and Unexpired Leases	19
6.4	Rejection	19
6.5	Approval of Rejection; Rejection Damages Claims Bar Date	20
ARTICLE 7 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN		20
7.1	Continuing Existence	20
7.2	Cancellation of 10 1/2% Secured Notes, 12 3/4% Senior Subordinated Accrual Notes, 13 1/4% Secured Notes, 13 % Subordinated Convertible Notes and 13 % Senior Discount Notes	21
7.3	No Revesting of Assets	21
7.4	Engagement of Plan Administrator	21
7.5	Post-confirmation Operations	21
7.6	Post-confirmation Professional Fees and Expenses	21
7.7	Post-Effective Date Reporting	22
7.8	Post-Effective Date Indemnification Claims and the Indemnification Reserve	22
7.9	Post-confirmation Funding of Operations and Funding of Plan	22
7.10	Post-confirmation Accounts	22
7.11	Dissolution of GST	22
7.12	Closing of the Chapter 11 Cases	223
ARTICLE 8 INTENTIONALLY LEFT BLANK		23
ARTICLE 9 OTHER POSTCONFIRMATION LITIGATION		23
9.1	Retention and Enforcement of Causes in Action	23
9.2	Objections to Claims	23
ARTICLE 10 DISTRIBUTIONS		24
10.1	No Duplicate Distributions	24
10.2	Distributions by GST	24
10.3	Distributions by the Indenture Trustees	24
10.4	Record Date for Distributions to the Indenture Trustees	24
10.5	Delivery of Distributions in General	24
10.6	Cash Payments	24
10.7	Interest on Claims	24
10.8	No De Minimus Distributions	25
10.9	Face Amount	25
10.10	Undeliverable Distributions	25

10.11	Effective Date Distributions	25
10.12	Supplemental Distributions	25
10.13	Final Distributions	26
10.14	Disputed Claims Reserves	26
10.15	Compliance with Tax Requirements	26
ARTICLE 11 CONDITIONS TO THE EFFECTIVE DATE		26
11.1	Conditions to Effective Date	26
11.2	Termination of Plan for Failure To Become Effective	26
11.3	Waiver of Conditions	26
11.4	Notice of Effective Date	27
ARTICLE 12 EFFECT OF CONFIRMATION		27
12.1	Jurisdiction of Court	27
12.2	Binding Effect	27
12.3	Stay	27
12.4	Exculpation	27
12.5	Injunctions	27
12.6	Releases by Debtors	29
12.7	Releases by Holders of Claims and Interests	29
12.8	Limitation of Liability	29
ARTICLE 13 RETENTION OF JURISDICTION		30
ARTICLE 14 ACCEPTANCE OR REJECTION OF THE PLAN		31
14.1	Persons Entitled to Vote	31
14.2	Acceptance by Impaired Classes	31
14.3	Request for Non-Consensual Confirmation	31
ARTICLE 15 MISCELLANEOUS PROVISIONS		31
15.1	Substantive Consolidation of Unsecured Claims against Affiliate Debtors	32
15.2	Post-Effective Date Oversight of the Debtors	32
15.3	Modification of the Plan	32
15.4	Revocation of the Plan	32
15.5	Governing Law	32
15.6	No Admissions	32
15.7	Severability of Plan Provisions	33
15.8	Successors and Assigns	33
15.9	Exemption from Certain Transfer Taxes	33
15.10	Preservation of Rights of Setoffs	33
15.11	Saturday, Sunday or Legal Holiday	33

v

Exhibits

1.
List of Debtors

2.
List of Bondholder Claims as Filed.

INTRODUCTION

        GST Telecom Inc., a Delaware corporation ("GST Telecom"), GST Telecommunications, Inc. ("GST Telecommunications"), a federally-chartered Canadian corporation, and those other subsidiaries and affiliates listed on Exhibit 1 hereto (together with GST Telecom and GST Telecommunications, "GST," the "Company," or the "Debtors" and exclusive of GST Telecommunications, the "Affiliate Debtors"), propose this First Amended Joint Plan of Liquidation of GST Telecom Inc., et al. (the "Plan") for the resolution and satisfaction of all Claims against and Interests in the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this introduction have the meanings ascribed to them in Article 1 of this Plan. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, resolution of material disputes, significant asset sales, financial projections for the liquidation and distribution of the Debtors' remaining assets and a summary and analysis of the Plan and certain related matters.

        This is a liquidating Plan pursuant to which all of GST's assets are to be distributed to creditors in accordance with priorities established by the Bankruptcy Code.

        The Plan is premised on the substantive consolidation of the Affiliate Debtors only with respect to the treatment of Secured Noteholder Deficiency Claims and General Unsecured Claims, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the other Classes of Claims against or Interests in the Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Debtor. If the Plan is not accepted as to all of the Debtors, in GST's sole discretion, the Plan may be (a) revoked as to all of the Debtors, or (b) revoked as to the Debtor not satisfying the cramdown requirements (such Debtor's Chapter 11 Case being converted to a chapter 7 liquidation, continued or dismissed in GST's sole discretion) and confirmed as to the remaining Debtors. A list of each Debtor who is a proponent of a Plan contained herein and its corresponding bankruptcy case number is attached hereto as Exhibit 1.

        Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from holders of claims and/or interests until such time as the Disclosure Statement has been approved by the Bankruptcy Court. The Debtors urge all holders of Claims and Interests entitled to vote on the Plan to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Debtors on interested parties, have been authorized by the Debtors or the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Fed. R. Bankr. P. 3019 and Article 15 of this Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

ARTICLE 1
DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTIONS

A.    Scope of Definitions.    For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.    Definitions.    In addition to such other terms as are defined in other Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings ascribed to them in this Article 1 of the Plan.

        1.1    10 1/2% Secured Indenture Claims:    The Claims of the holders of the 10 1/2% Secured Notes and the 10 1/2% Secured Notes Indenture Trustee under the 10 1/2% Secured Notes Indenture, in the Face Amount of $369,643,722.22 outstanding as of the Petition Date.

        1.2    10 1/2% Secured Notes:    The 10 1/2% Senior Secured Discount Notes due 2008, issued and outstanding under the 10 1/2% Secured Notes Indenture.

        1.3    10 1/2% Secured Notes Claims:    The Claims of the holders of 10 1/2% Secured Notes and the 10 1/2% Secured Notes Indenture Trustee under the 10 1/2% Secured Notes Indenture.

        1.4    10 1/2% Secured Notes Deficiency Claims:    The Unsecured Claims of the holders of the 10 1/2% Secured Notes and the 10 1/2% Secured Notes Indenture Trustee under the 10 1/2% Secured Notes Indenture.

        1.5    10 1/2% Secured Notes Indenture:    The Indenture, dated as May 4, 1998, regarding the 10 1/2% Secured Notes, among GST Network Funding, Inc., as issuer of the 10 1/2% Secured Notes, GST USA, Inc., GST Telecommunications and the 10 1/2% Secured Notes Indenture Trustee.

        1.6    10 1/2% Secured Notes Indenture Trustee:    United States Trust Company of New York (or if the proposed change in Indenture Trustee is consummated, Wells Fargo Bank Minnesota, N.A.) or its successor, in either case, in its capacity as indenture trustee under the 10 1/2% Secured Notes Indenture.

        1.7    10 1/2% Secured Notes Secured Claims:    The Secured Claims of the holders of the 10 1/2% Secured Notes and the 10 1/2% Secured Notes Indenture Trustee under the 10 1/2% Secured Notes Indenture.

        1.8    12 3/4% Senior Subordinated Accrual Notes:    The 12 3/4% Senior Subordinate Accrual Notes due 2005, issued and outstanding under the 12 3/4% Senior Subordinated Accrual Notes Indenture.

        1.9    12 3/4% Senior Subordinated Accrual Notes Claims:    The Claims of the holders of the 12 3/4% Senior Subordinated Accrual Notes and the Unsecured Notes Indenture Trustee under the 12 3/4% Senior Subordinated Accrual Notes Indenture, in the Face Amount of $144 million outstanding as of the Petition Date.

        1.10    12 3/4% Senior Subordinated Accrual Notes Indenture:    The Indenture, dated as November 19, 1997, regarding the 12 3/4% Senior Subordinated Accrual Notes, among GST Telecommunications, as issuer of the 12 3/4% Senior Subordinated Accrual Notes, and the Unsecured Notes Indenture Trustee.

        1.11    13 1/4% Secured Indenture Claims:    The Claims of the holders of the 13 1/4% Senior Secured Notes and the 13 1/4% Secured Notes Indenture Trustee under the 13 1/4% Secured Notes Indenture, in the Face Amount of $266,658,090.28 million outstanding as of the Petition Date.

        1.12    13 1/4% Secured Notes:    The 13 1/4% Senior Secured Notes due 2007, issued and outstanding under the 13 1/4% Secured Notes Indenture.

        1.13    13 1/4% Secured Notes Claims:    The Claims of the holders of the 13 1/4% Secured Notes and the 13 1/4% Secured Notes Indenture Trustee under the 13 1/4% Secured Notes Indenture.

        1.14    13 1/4% Secured Notes Deficiency Claims:    The Unsecured Claims of the holders of the 13 1/4% Secured Notes and the 13 1/4% Secured Notes Indenture Trustee under the 13 1/4% Secured Notes Indenture.

        1.15    13 1/4% Secured Notes Indenture:    The Indenture, dated as May 13, 1997, regarding the 13 1/4% Secured Notes, among GST Equipment Funding, Inc., as issuer of the 13 1/4% Secured Notes, GST USA, Inc., GST Telecommunications and the 13 1/4% Secured Notes Indenture Trustee.

        1.16    13 1/4% Secured Notes Indenture Trustee:    United States Trust Company of New York (or if the proposed change in Indenture Trustee is consummated, Hong Kong & Shanghai Bank) or its successor, in either case, in its capacity as indenture trustee under the 13 1/4% Secured Notes Indenture.

        1.17    13 1/4% Secured Notes Secured Claims:    The Secured Claims of the holders of the 13 1/4% Secured Notes and the 13 1/4% Secured Notes Indenture Trustee under the 13 1/4% Secured Notes Indenture.

        1.18    13    % Senior Discount Notes:    The 13    % Senior Discount Notes due 2005, issued and outstanding under the 13    % Senior Discount Notes Indenture.

        1.19    13    % Senior Discount Notes Claims:    The Claims of the holders of the 13    % Senior Discount Notes and the Unsecured Notes Indenture Trustee under the 13    % Senior Discount Notes Indenture, in the Face Amount of $289,067,961 outstanding as of the Petition Date.

        1.20    13    % Senior Discount Notes Indenture:    The Indenture, dated as December 19, 1995, regarding the 13    % Senior Discount Notes, among GST USA, Inc., as issuer of the 13    % Senior Discount Notes, GST Telecommunications and the Unsecured Notes Indenture Trustee.

        1.21    13    % Subordinated Convertible Notes:    The 13    % Convertible Senior Subordinated Discount Notes due 2005, issued and outstanding under the 13    % Subordinated Convertible Notes Indenture.

        1.22    13    % Subordinated Convertible Notes Claims:    The Claims of the holders of the 13    % Subordinated Convertible Notes and the Unsecured Notes Indenture Trustee under the 13    % Subordinated Convertible Notes Indenture, in the Face Amount of $19,386,636 outstanding as of the Petition Date.

        1.23    13    % Subordinated Convertible Notes Indenture:    The Indenture, dated as December 19, 1995, regarding the 13    % Subordinated Convertible Notes, among GST Telecommunications, as issuer of 13    % Subordinated Convertible Notes, GST USA, Inc. as guarantor of the 13    % Subordinated Convertible Notes and the Unsecured Notes Indenture Trustee.

        1.24    Administrative Claims Bar Date:    The first Business Day that is at least sixty (60) days following the Effective Date.

        1.25    Affiliate Debtors:    All Debtors other than GST Telecommunications.

        1.26    Allowed [    ] Claim or Allowed [    ] Interest:    An Allowed Claim or Allowed Interest in the particular category or Class identified.

        1.27    Allowed 10 1/2% Secured Notes Deficiency Claims:    The Allowed Deficiency Claims of the holders of the 10 1/2% Secured Notes and the 10 1/2% Secured Notes Indenture Trustee under the 10 1/2% Secured Notes Indenture. The aggregate amount of Allowed 10 1/2% Secured Notes Deficiency Claims shall be equal to the aggregate amount of 10 1/2% Secured Indenture Claims less the aggregate amount of Allowed 10 1/2% Secured Notes Secured Claims.

        1.28    Allowed 10 1/2% Secured Notes Secured Claims:    The Allowed Secured Claims of the holders of the 10 1/2% Secured Notes and the 10 1/2% Secured Notes Indenture Trustee under the 10 1/2% Secured Notes Indenture, in the amount determined by the Final Order of the Bankruptcy Court disposing of the Secured Notes Collateral Value Motion.

        1.29    Allowed 13 1/4% Secured Notes Deficiency Claims:    The Allowed Deficiency Claims of the holders of the 13 1/4% Secured Notes and the 13 1/4% Secured Notes Indenture Trustee under the 13 1/4% Secured Notes Indenture. The aggregate amount of Allowed 13 1/4% Secured Notes Deficiency Claims shall be equal to the aggregate amount of 13 1/4% Secured Indenture Claims less the aggregate amount of Allowed 13 1/4% Secured Notes Secured Claims.

        1.30    Allowed 13 1/4% Secured Notes Secured Claims:    The Allowed Secured Claims of the holders of the 13 1/4% Secured Notes and the 13 1/4% Secured Notes Indenture Trustee under the 13 1/4% Secured Notes Indenture, in the amount in the amount determined by the Final Order of the Bankruptcy Court disposing of the Secured Notes Collateral Value Motion.

        1.31    Allowed 13    % Senior Discount Notes Claims:    The aggregate amount of Allowed 13    % Senior Discount Notes Claims shall be equal to the aggregate amount of 13    % Senior Discount Notes Claims as of the Petition Date.

        1.32    Allowed Claim or Allowed Interest:    A Claim against or Interest in the Debtors or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of Claim or Interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

        1.33    Assets:    All legal or equitable interests of the Debtors in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, causes of actions and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof.

        1.34    Asset Sales:    The transactions consummated pursuant to (i) the Asset Purchase Agreement, dated as of September 11, 2000, by and among Time Warner Telecom, Inc., GST Telecommunications, Inc., GST USA, Inc., and the other parties identified on Exhibit A attached thereto, as such Asset Purchase Agreement may have been modified from time to time; (ii) the Asset Purchase Agreement, dated as of March 9, 2001, by and among TM Communications Hawaii LLC, GST Telecommunications, Inc., GST Telecom, Inc., GST USA, Inc. and the other parties named therein, as such Asset Purchase Agreement may have been modified from time to time; (iii) the Asset Purchase Agreement, dated as of March 22, 2001, by and among TM Communications Hawaii LLC, GST Telecommunications, Inc., GST Telecom, Inc., GST USA, Inc. and the other parties named therein, as such Asset Purchase Agreement may have been modified from time to time; (iv) the Cable Equipment Sale Agreement, by and among Castle Cable Services, Inc. and GST Telecom, Inc. as such Sale Agreement may have been modified from time to time; (v) the Asset Purchase Agreement, dated as of January 30, 2001, by and among Dancris Telecom LLC, GST USA, Inc. and the other parties named therein, as such Asset Purchase Agreement may have been modified from time to time; and (vi) the Asset Purchase Agreement, dated as of February 9, 2001, by and among Comcast Cablevision of New Mexico, Inc., GST Telecom, Inc., GST Home, Inc., GST Telecom New Mexico, Inc. and GST USA, Inc. and the other parties named therein, as such Asset Purchase Agreement may have been modified from time to time.

        1.35    Available Cash:    All Cash of the Estate to be distributed to holders of Allowed Claims less (i) the amount of Cash deposited into the Operating Reserve, the Indemnification Reserve, and the Disputed Claims Reserve, and (ii) the amount of Cash required to be held in escrow or separate from the Debtors' Cash by order of the Bankruptcy Court or pursuant to the Time Warner Telecom Inc. sale documents.

        1.36    Bankruptcy Code:    Title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases.

        1.37    Bankruptcy Court:    The United States District Court for the District of Delaware, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States District Court for the District of Delaware.

        1.38    Bankruptcy Rules:    The Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court for the District of Delaware and the guidelines and requirements of the Office of the United States Trustee, as applicable from time to time in the Chapter 11 Cases.

        1.39    Bar Date:    The deadline for filing and serving upon the Debtors all proofs of claim established by the Bankruptcy Court as January 31, 2001, except for Tax Claims of governmental units arising prior to January 31, 2001, for which, in accordance with section 502(b)(9) of the Bankruptcy Code and by order of the Bankruptcy Court was March 31, 2001.

        1.40    Business Day:    Any day other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

        1.41    Cash:    Legal tender accepted in the United States of America for the payment of public and private debts, currently denominated in United States Dollars.

        1.42    Chapter 11 Cases:    The Chapter 11 Cases of the Debtors pending before the Bankruptcy Court as set forth in Exhibit 1 hereto and as being jointly administered with one another under the above-captioned Case No. 00-1982 (GMS) and as to any Debtor individually, a Chapter 11 Case.

        1.43    Claim:    A right of a Creditor against the Debtors, or any one of them, whether or not asserted or allowed, of the type described in Bankruptcy Code section 101(5), as construed by Bankruptcy Code section 102(2).

        1.44    Class:    A group of Claims or Interests as classified in a particular class under the Plan pursuant to Bankruptcy Code section 1122.

        1.45    Company:    Each of the debtors and debtors-in-possession in the Chapter 11 Cases.

        1.46    Confirmation:    Entry of the Confirmation Order by the Bankruptcy Court.

        1.47    Confirmation Date:    The date on which the Bankruptcy Court enters the Confirmation Order on its docket.

        1.48    Confirmation Hearing:    The duly noticed hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any continuances thereof.

        1.49    Confirmation Order:    The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in a form acceptable to GST and the Creditors' Committee.

        1.50    Creditor:    Any Entity who holds a Claim against any of the Debtors.

        1.51    Creditors' Committee:    The Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102(a)(1).

        1.52    Creditor Releasees:    The Creditor Releasees shall include (i) the officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Debtors in each case as of the Petition Date or that have become officers and/or directors thereafter (excluding Claims against professionals relating to the prepetition Claims of such professionals asserted in the Chapter 11 Cases), (ii) the DIP Agent and the DIP Lenders, (iii) the Creditors' Committee solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases, (iv) the Plan Administrator, (v) the Indenture Trustees and the Unofficial Secured Noteholders Committee and their respective agents, attorneys and other professionals acting in conjunction with Chapter 11 Cases, and (vi) Time Warner Telecom, Inc.

        1.53    Debtor(s):    Individually GST Telecommunications and each of its subsidiaries, and collectively GST Telecommunications and all of its subsidiaries, including and in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

        1.54    Debtor Releasees:    The Debtor Releasees shall include (i) the officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Debtors in each case as of the Petition Date or that have become officers and/or directors thereafter, (ii) the DIP Agent and the DIP Lenders, (iii) the Creditors' Committee solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases, (iv) the Plan Administrator, and (v) the Indenture Trustees and the Unofficial Secured Noteholders Committee and their respective agents, attorneys and other professionals acting in conjunction with Chapter 11 Cases.

        1.55    Deficiency Claims:    With respect to any Claim secured by a Lien or security interest in any property of any Debtor having a value of less than the amount of such Claim (after taking into account other Liens and security interests of higher priority in such property), the portion of such Claim equal to the difference between (a) the amount of the Claim and (b) the allowed amount of the secured portion of such Claim (which allowed secured amount may be set pursuant to this Plan).

        1.56    DIP Agent:    Heller Financial, Inc. in its capacity as administrative agent for the DIP Lenders under the DIP Credit Agreement.

        1.57    DIP Credit Agreement:    That certain Debtor in Possession Loan and Security Agreement dated as of May 19, 2000, as amended, supplemented or otherwise modified from time to time, among the Debtors, the DIP Agent and the DIP Lenders.

        1.58    DIP Facility:    The $50 million debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement, authorized by the Bankruptcy Court pursuant the DIP Facility Order.

        1.59    DIP Facility Claim:    All Claims of the DIP Agent and the DIP Lenders under or pursuant to the DIP Facility.

        1.60    DIP Facility Order:    Collectively, the interim order that was entered by the Bankruptcy Court on May 26, 2000 and the final order that was entered by the Bankruptcy Court on July 26, 2000, authorizing and approving the DIP Facility and the agreements relating thereto.

        1.61    DIP Lenders:    The lenders from time to time parties to the DIP Credit Agreement.

        1.62    Disclosure Statement:    That certain written disclosure statement that relates to this Plan as filed in the Chapter 11 Cases by the Debtors, including the schedules and exhibits attached thereto, as it may be amended, modified or supplemented from time to time.

        1.63    Disclosure Statement Hearing:    The hearing held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.

        1.64    Disputed Claim or Disputed Interest:    A Claim or Interest, respectively, that the Debtors have Scheduled as "disputed," "contingent" or "unliquidated," or as to which a proof of Claim or Interest has been Filed or deemed Filed as contingent or as to which an objection has been or may be timely Filed by the Debtors or any other party in interest entitled to do so, which objection, if timely Filed, has not been withdrawn or has not been overruled or denied by a Final Order.

        1.65    Disputed Claims Reserve:    Cash, in one or more separate accounts, in the aggregate amount sufficient to pay each holder of a Disputed Claim (i) the amount of Cash that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the date of Effective Date Distribution or such Subsequent Distribution Date, or (ii) such lesser Estimated Amount as the Court may determine. The Disputed Claims Reserve shall only include amounts with respect to a Disputed Claim for which and to the extent that amounts held in escrow or separate from the Debtors' Cash by order of the Bankruptcy Court or pursuant to the Time Warner Telecom Inc. sale documents on account of such Disputed Claim fail to satisfy the preceding criteria.

        1.66    Distribution Record Date:    The record date for the purposes of making distributions under the Plan on account of Allowed Claims or Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

        1.67    Effective Date:    Except as provided in Article 11 hereof, the later of: (a) the thirty-first (31st) Business Day following occurrence of the Confirmation Date; and (b) the first Business Day on which no stay of the Confirmation Order is in effect and all conditions to the Effective Date set forth in Article 11 of the Plan have been satisfied or, if waivable, waived.

        1.68    Effective Date Distribution:    Shall be as defined in Section 10.11 hereof.

        1.69    Entity:    A Person, an estate, a trust, the United States Trustee, an official or unofficial committee of creditors or equity holders, a "governmental unit" as that term is defined in Bankruptcy Code section 101(27), or any other entity.

        1.70    Estates:    The estates created pursuant to Bankruptcy Code section 541 by the commencement of the Chapter 11 Cases.

        1.71    Face Amount:    Shall mean (i) with respect to Disputed Claims, as defined in Section 10.9 hereof; and (ii) generally, with respect to 10 1/2% Secured Indenture Claims, 12 3/4% Senior Subordinated Accrual Notes Claims, 13 1/4% Secured Indenture Claims, 13    % Subordinated Convertible Notes Claims and 13    % Senior Discount Notes Claims, the accrued amount through the Petition Date.

        1.72    Fee Order:    The order of the Bankruptcy Court dated May 17, 2000 authorizing the interim payment of Professional Claims.

        1.73    File or Filed:    To file, or to have been filed, with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

        1.74    Final Distribution:    Shall be as defined in Section 10.13 hereof.

        1.75    Final Distribution Date:    Shall be the date upon which the Final Distribution is made. The Final Distribution Date shall be determined by GST, in consultation with the Reconstituted Committee, (i) which is after the liquidation into Cash of all Assets of GST (other than those Assets abandoned by GST) and collection of other sums due or otherwise remitted or returned to the Estates, and (ii) on or after which GST makes a Final Distribution from the Disputed Claims Reserve.

        1.76    Final Order:    An order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on its docket, that has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or move for reconsideration has expired and no appeal, petition for certiorari or motion for reconsideration, respectively, has been timely filed (which time period shall mean, with respect to motions to correct such order under Rule 60 of the Bankruptcy Rules or otherwise, 10 days after the entry of such order), or (b) any appeal, any petition for certiorari or any motion for reconsideration that has been or may be filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was appealed or from which certiorari or reconsideration was sought.

        1.77    General Secured Claims:    All Secured Claims against the Debtors other than DIP Facility Claims.

        1.78    General Unsecured Claims:    All Unsecured Claims against the Debtors other than the 10 1/2% Secured Notes Deficiency Claims, the 13 1/4% Secured Notes Deficiency Claims, the Subordinated Indenture Claims and the Intercompany Claims.

        1.79    GST:    Each of the debtors and debtors-in-possession in the Chapter 11 Cases.

        1.80    GST Telecommunications:    GST Telecommunications, Inc.

        1.81    GST Telecommunications Nonsubordinated Unsecured Claims:    All Unsecured Claims against GST Telecommunications other than the Subordinated Indentures Claims and the Intercompany Claims, and except to the extent any such Claims constitute Allowed Unsecured Claims against any Affiliate Debtor. GST Telecommunications Nonsubordinated Unsecured Claims exclude the Deficiency Claims in Classes 3A and 3B and Unsecured Claims in Classes 4B and 4C.

        1.82    Indemnification Claims:    The obligations of GST pursuant to its bylaws, applicable law, any employment agreement or other express agreement operational as of the Effective Date to indemnify GST's current and former officers and directors, on the terms and subject to the limitations described therein.

        1.83    Indemnification Reserve:    Cash set aside by GST on or before the Effective Date, in an amount not to exceed $2 million, in a separate interest-bearing account, in an amount (determined on or before the Confirmation Date by GST with the written consent of the Creditors' Committee or Bankruptcy Court order on notice to the Creditors' Committee) to cover Indemnification Claims not otherwise released pursuant to the Plan and not covered by any applicable directors and/or officers insurance and any related costs and expenses that may be incurred by GST (including, without limitation, the employer's share of any employment taxes that may be payable with respect thereto), as such reserve amount may be increased or reduced by GST with the written consent of the Creditors' Committee or Reconstituted Committee or Bankruptcy Court order on notice to the Creditors' Committee or Reconstituted Committee after the Confirmation Date.

        1.84    Intercompany Claims:    The Claims of a Debtor against any other Debtor, including, without limitation, all Claims owing by any Affiliate Debtor to GST Telecommunications.

        1.85    Impaired:    When used with reference to a Claim or an Interest, "Impaired" shall have the meaning ascribed to it in Bankruptcy Code section 1124.

        1.86    Indenture Trustees:    Collectively, the 10 1/2% Secured Notes Indenture Trustee, the 13 1/4% Secured Notes Indenture Trustee and the Unsecured Notes Indenture Trustee.

        1.87    Indenture Trustees' Expenses:    The reasonable fees and reasonable documented out-of-pocket expenses incurred after the Petition Date and through and including any final distribution by any Indenture Trustee. Such amounts shall include, without limitation, the reasonable documented out-of-pocket costs and expenses and reasonable fees and expenses of legal counsel to such Indenture Trustee.

        1.88    Interest:    When used in the context of holding an equity security of the Debtors (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), "Interest" shall mean an interest or share in, or warrant or right asserted against, GST of the type described in the definition of "equity security" in Bankruptcy Code section 101(16), and shall include all common stock and all warrants to purchase or subscribe to common stock issued by GST.

        1.89    Lien:    A charge against, interest in or other encumbrance upon property to secure payment of a debt or performance of an obligation.

        1.90    Operating Reserve:    Cash from the Estate to be set aside on the Effective Date in an amount not to exceed $10 million, which shall be available and used to pay (a) reasonable and necessary post-Effective Date expenses incurred by GST and the Plan Administrator or for which GST or the Plan Administrator is responsible under this Plan, including but not limited to the post-Effective Date professional fees for which payment is required pursuant to Section 7.6 of the Plan, (b) unpaid Administrative Expenses and (c) any Claims arising under Bankruptcy Code section 503(b) that are or become Allowed pursuant to a Final Order; provided, however, that any funds remaining in the Operating Reserve after payment in full of all items identified in (a), (b) and (c) above shall become available for distribution on account of any other payments required or permitted to be made under the Plan.

        1.91    Other Deficiency Claims:    All Deficiency Claims against the Debtors other than 10 1/2% Secured Note Deficiency Claims and the 13 1/4% Secured Note Deficiency Claims.

        1.92    Other Priority Claim:    Any Claim, other than an Administrative Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to Bankruptcy Code section 507(a).

        1.93    Other Unsecured Claims:    All General Unsecured Claims against the Debtors other than the 13    % Senior Discount Notes Claims and GST Telecommunications Nonsubordinated Unsecured Claims. Other Unsecured Claims shall include any Indemnification Claims arising or attributable to actions prior to the Effective Date but only to the extent not covered by applicable and/or officers insurance coverage.

        1.94    Person:    An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a governmental unit of the type described in Bankruptcy Code section 101(41).

        1.95    Petition Date:    May 17, 2000.

        1.96    Plan:    This plan of liquidation and all exhibits annexed hereto or reference herein, which is herein proposed by the Debtors for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, either in their present form or as they may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code.

        1.97    Possessory Lienholder Claims:    All Claims held by Persons to the extent such Claims are deemed to be secured, through a possessory Lien, in property in which any Estate has an interest but only to the extent of the value of the possessory lienholders' interest in the Estate's interest in such property.

        1.98    Priority Tax Claim:    Any Claim entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

        1.99    Professional Claim:    A Claim of a professional retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

        1.100    Pro Rata:    Proportionately so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to the amount of all Allowed Claims of that Class, but in any event the amount of consideration distributed on account of an Allowed Claim shall not exceed 100% of the amount of the Allowed Claim.

        1.101    Reconstituted Committee:    The Creditors' Committee from and after the Effective Date, as reconstituted pursuant to Section 15.2 hereof.

        1.102    Plan Administrator:    Any Entity: (a) appointed as Plan Administrator pursuant to the Plan; or following the Effective Date, (b) either acceptable to GST and the Reconstituted Committee or approved and appointed by an Order of the Bankruptcy Court entered after a hearing held upon notice to GST and the Reconstituted Committee, whose function shall be to take all other steps required, and when appropriate, take all steps authorized, under the Plan, including, but not limited to, distributing property under the Plan.

        1.103    Purchaser:    The purchasers of assets in the Asset Sales, including, but not limited to, Time Warner Telecom Inc., and any subsidiaries or affiliates thereof formed in connection with the Asset Sales.

        1.104    Scheduled:    Set forth on the Schedules.

        1.105    Schedules:    The Schedules of Assets and Liabilities Filed by the Debtors in accordance with Bankruptcy Code section 521 and Bankruptcy Rule 1007, as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

        1.106    Secured Claim:    Any Claim of a Creditor, including principal, interest and any other amounts, secured by a lien on, security interest in or charge against property of any of the Estates or that is subject to setoff under Bankruptcy Code section 553, to the extent of the value of such Creditor's interest in that Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a).

        1.107    Secured Indentures:    The 10 1/2% Secured Notes Indentures and the 13 1/4% Secured Notes Indentures.

        1.108    Secured Indenture Claims:    The Claims under the Secured Indentures.

        1.109    Secured Noteholder Deficiency Claims:    The 10 1/2% Secured Notes Deficiency Claims and the 13 1/4% Secured Notes Deficiency Claims.

        1.110    Secured Notes Collateral Value Motion:    The motion which has been filed by the Debtors with the Court to determine the amount of the Secured Indenture Claims that are to be Allowed

Secured Claims and the amount of the Secured Indenture Claims that are to be Allowed Unsecured Claims.

        1.111    Security:    Any instrument issued by, or interest in, GST of the type described in Bankruptcy Code section 101(49).

        1.112    Subordinated Indentures:    The 12 3/4% Senior Subordinated Accrual Notes Indenture and the 13    % Subordinated Convertible Notes Indenture.

        1.113    Subordinated Indentures Claims:    The Claims under the Subordinated Indentures.

        1.114    Subsequent Distribution Date:    The date(s) for the making of Supplemental Distributions in accordance with Section 10.12 hereof. The first Subsequent Distribution Date shall occur on the first business day of the first complete fiscal quarter following the Effective Date Distribution and thereafter each Subsequent Distribution Date shall occur on the first business day of each following fiscal quarter until the Final Distribution Date has occurred.

        1.115    Supplemental Distribution:    Shall be as defined in Section 10.12 hereof.

        1.116    Taxes:    All (i) income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority on or from any of the Debtors and (ii) Transfer Taxes.

        1.117    Transfer Taxes:    All personal property transfer, real estate transfer, documentary, sales, use, registration, value added and other similar taxes which (a) are assessable against (or have been assessed against) or may be imposed on or collected from, any of the Debtors, the Purchasers (including, but not limited to, Time Warner Telecom Inc.) or any of their respective affiliates or subsidiaries, by any federal, state, local or foreign government, together with any interest, penalties, additions to tax, fines and similar amounts relating thereto and (b) arise out of, arise in connection with, arise as a result of, or arise as a consequence of, the Asset Sales or which are imposed on the Asset Sales. For the avoidance of doubt, any use taxes on assets or property acquired as part of any Asset Sale which are assessed or assessable against, or may be imposed or collected from, any of the Purchasers (including, but not limited to, Time Warner Telecom Inc.), which use taxes would not be assessed, assessable, payable, imposed or collected against, by or from any of the Debtors or any of the Purchasers (including, but not limited to, Time Warner Telecom Inc.) had the Asset Sale not been consummated, are Transfer Taxes (including, without limitation, any use taxes payable by any of the Purchasers, including, but not limited to, Time Warner Telecom Inc., or any of their respective affiliates or subsidiaries, under sections 6202 or 6203 of the California Revenue and Taxation Code).

        1.118    Time Warner Telecom Inc.:    Time Warner Telecom Inc., a Delaware corporation, and any subsidiaries or affiliates thereof formed in connection with the Asset Sale.

        1.119    Trust Funds Claims:    Shall be as defined in Section 2.7 hereof.

        1.120    Unofficial Secured Noteholder Committee:    The unofficial committee of holders of Secured Indenture Claims in these Chapter 11 Cases.

        1.121    Unpaid Administrative Expenses:    The sum of (a) Allowed administrative expenses (including Allowed postpetition professional fees) payable on or before the Effective Date, and (b) professional fees and expenses payable on or before the Effective Date in accordance with the Fee Order, in each case to the extent such amounts remain unpaid immediately prior to the Effective Date.

        1.122    Unsecured Claim:    Any Claim against the Debtors, excluding Administrative Claims, Priority Tax Claims, Priority Claims and Secured Claims.

        1.123    Unsecured Notes Indenture Trustee:    United States Trust Company of New York or its successor, in either case, in its capacity respectively as indenture trustee under (a) the 12 3/4% Senior Subordinated Accrual Notes Indenture, (b) the 13    % Subordinated Convertible Notes Indenture and (c) the 13    % Senior Discount Notes Indenture.

C.    Rules of Interpretation.

          1.    The provisions of the Plan shall control over the contents of the Disclosure Statement. The provisions of the Confirmation Order shall control over the contents of the Plan.

          2.    For the purposes of the Plan:

            (a)  any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms or conditions that is material to a party to such document shall not be modified without such party's consent unless such document expressly provides otherwise;

            (b)  any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule, as it may have been or may be amended, modified or supplemented as of the Effective Date;

            (c)  unless otherwise specified, all references in the Plan to "Sections," "Articles," "Exhibits" and "Schedules" are references to Sections, Articles, Exhibits and Schedules of or to the Plan;

            (d)  the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

            (e)  captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be part or to affect interpretations of the Plan; and

            (f)    the rules of construction set forth in Bankruptcy Code section 102 shall apply, except to the extent inconsistent with the provisions of this Article of the Plan.

            (g)  the word "including" means "including without limitation."

          3.    Whenever a distribution of property is required to be made on a particular date, the distribution shall be made on such date or as soon as reasonably practicable thereafter.

          4.    All Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan, regardless of when they are filed.

          5.    Subject to the provisions of any contract, certificate, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

D.    Computation of Time.    In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE 2
TREATMENT OF UNCLASSIFIED CLAIMS

        2.1    DIP Facility Claims.    The DIP Facility Claims are Allowed Claims against each of the Debtors. On the Effective Date, or as soon thereafter as is reasonably practicable, each Allowed DIP Facility Claim shall be paid, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim, (a) Cash equal to the amount of such Allowed DIP Facility Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed DIP Facility Claim have agreed upon in writing.

        2.2    Administrative Claims.    Subject to the allowance procedures and deadlines provided herein, on the Effective Date or as soon thereafter as is practicable, the holder of an Allowed Administrative Claim shall receive on account of the Allowed Administrative Claim and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Administrative Claim have agreed upon in writing, provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement or course of dealing relating thereto and Professional Claims shall be paid in accordance with Section 2.4.

        2.3    Statutory Fees.    On or before the Effective Date, all fees due and payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in full, in Cash.

        2.4    Professional Claims.

          a.    The Professional Claims are Allowed Claims against each of the Debtors. On the Effective Date, the Debtors shall pay all amounts owing to the Professionals for all outstanding Professional Claims relating to prior periods and for the period within which the Effective Date occurs. The Professionals shall estimate Professional Claims due for periods that have not been billed as of the Effective Date. Within 60 days after the Effective Date, a Professional receiving payment for the estimated period shall submit to the Court and the Plan Administrator a detailed invoice covering such period in the manner and providing the detail as set forth in the Fee Order and remit any overpayment to the Plan Administrator. The Plan Administrator will pay any undisputed underpayment as set forth in the invoice within 10 days of receipt of the detailed invoice.

          b.    Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

          c.    On the Effective Date, the Debtors will pay in Cash, the Indenture Trustees' Expenses incurred through such date, less any portion of such expenses paid or to be paid pursuant to Section 10.3 of Plan. Additional Indenture Trustees' Expenses incurred after the Effective Date will be paid pursuant to Section 10.3 of Plan or as Allowed post-confirmation professional fees pursuant to Section 7.6 of the Plan.

        2.5    Priority Tax Claims.    With respect to each Allowed Priority Tax Claim, at the sole option of the relevant Debtor, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance, compounded annually from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors, provided such treatment is on more favorable terms to the Debtors, as the case may be, than the treatment set forth in paragraph (a) hereof; or (c) payment in full.

        2.6    Deadline for Filing Administrative Claims.

  2.6.1    Administrative Claims Other Than Tax Claims.    Other than with respect to (i) Administrative Claims for which the Bankruptcy Court previously has established a Bar Date, and (ii) Tax Claims addressed in Section 2.6.2 below, requests for payment or proofs of Administrative Claims, including Claims of all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Chapter 11 Cases), must be Filed and served on the Plan Administrator and its counsel no later than the Administrative Claims Bar Date. Objections to any such Administrative Claims must be Filed and served on the claimant no later than thirty (30) days after the Administrative Claims Bar Date. GST shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Administrative Claims.

            Holders of Administrative Claims, including all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Chapter 11 Cases), that are required to File a request for payment of such Claims and that do not File such requests on or before the Administrative Claims Bar Date shall be forever barred from asserting such Claims against the any of the Debtors, their Estates, the Plan Administrator, any other Person or Entity, or any of their respective property.

  2.6.2    Tax Claims.    All requests for payment of Claims by a governmental unit for Taxes (and for interest and/or penalties or other amounts related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no Bar Date has otherwise been previously established, must be Filed on or before the later of: (a) sixty (60) days following the Effective Date; or (b) ninety (90) days following the filing of the tax return for such Taxes for such tax year or period with the applicable governmental unit. Any holder of a Claim for Taxes that is required to File a request for payment of such Taxes and other amounts due related to such Taxes and which does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Claim against any of the Debtors, the Estates, the Plan Administrator, Creditor Releasees or their respective Assets, whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and shall receive no distribution under the Plan or otherwise on account of such Claim.

        2.7    Trust Fund Claims.    To the extent the Bankruptcy Court enters an Order holding that any Cash or property of the Debtors (a) is being held in trust for any third party and (b) does not constitute property of the Debtors' Estates ("Trust Fund Claims"), such Cash or property will be promptly distributed to such third party.

ARTICLE 3
CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.    General.    Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims and Interests in the Debtors. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and are treated as set forth in Article 2 above.

B.    Classification.    As stated above, the Plan is premised on the substantive consolidation of the Debtors only with respect to the treatment of Class 4bsec and 4C Claims and the treatment of the Secured Noteholder Deficiency Claims in Class 3, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests. The following summary is for the convenience of the parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests immediately following such summary chart.

        3.1    Class 1: Other Priority Claims.    Class 1 consists of all Other Priority Claims.

        3.2    Class 2: General Secured Claims.    Class 2 consists of all General Secured Claims, including Possessory Lienholder Claims.

        3.3    Class 3: Secured Noteholder Deficiency Claims.    Class 3 consists of all Secured Noteholder Deficiency Claims. Class 3A consists of all 10 1/2% Secured Notes Deficiency Claims. Class 3B consists of all 13 1/4% Secured Notes Deficiency Claims. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

        3.4    Class 4: General Unsecured Claims.    Class 4 consists of all General Unsecured Claims. Class 4A consists of all GST Telecommunications Nonsubordinated Unsecured Claims. Class 4bsec consists of all 13    % Senior Discount Notes Claims. Class 4C consists of all Other Unsecured Claims, including all Other Deficiency Claims. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

        3.5    Class 5: Subordinated Indenture Claims.    Class 5 consists of all Subordinated Indenture Claims.

        3.6    Class 6: Intercompany Claims.    Class 6 consists of all Intercompany Claims.

        3.7    Class 7: Interests.    Class 7 consists of all Interests.

ARTICLE 4
IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

        4.1    Unimpaired Classes of Claims and Interests.    Class 1 Other Priority Claims are not Impaired by the Plan.

        4.2    Impaired Classes of Claims and Interests.    Class 2 General Secured Claims, Class 3 Secured Noteholder Deficiency Claims, Class 4 General Unsecured Claims, Class 5 Subordinated Indenture Claims, Class 6 Intercompany Claims and Class 7 Interests are Impaired by the Plan.

ARTICLE 5
PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

        5.1    Class 1 (Other Priority Claims).    On the Effective Date, or as soon thereafter as is reasonably practicable, each Allowed Other Priority Claim shall be paid, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Other Priority Claim have agreed upon in writing.

        5.2    Class 2 (General Secured Claims).    At GST's option, as soon as is reasonably practicable after the later of (x) the Effective Date, or (y) 30 days after the date on which such Claim becomes an Allowed General Secured Claim, the Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed General Secured Claim, (a) distribute to each holder of an Allowed General Secured Claim the collateral securing such Allowed General Secured Claim, (b) distribute to each holder of an Allowed General Secured Claim Cash in an amount not to exceed the Allowed General Secured Claim, equal to the proceeds actually realized from the sale of any collateral securing such Claim (payable first, if applicable, from amounts set aside on account of such General Secured Claim by order of the Bankruptcy Court), less the actual costs and expenses of disposing of such collateral, or (c) provide for such other treatment as may be agreed upon by the holder of such Allowed General Secured Claim and the Debtors.

        5.3    Class 3 (Secured Noteholder Deficiency Claims).

  5.3.1    Class 3A (10 1/2% Secured Notes Deficiency Claims).    Notwithstanding any amount scheduled for such 10 1/2% Secured Notes Deficiency Claims or any of the Proofs of Claim set forth on Exhibit B hereto, which by this Plan are deemed objected to, disallowed and expunged, each holder of Allowed 10 1/2% Secured Notes Deficiency Claims will receive, in full satisfaction, settlement, release and discharge of and in exchange for its 10 1/2% Secured Notes Deficiency Claims, in accordance with the amount of 10 1/2% Secured Notes held by such holder on the Distribution Record Date and on account of such Claims, after (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed DIP Claims, Allowed Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims and Allowed Trust Fund Claims as provided in Article 2 of the Plan, (b) the treatment provided in the Plan for Allowed Claims in Classes 1 and 2, and (c) the treatment provided in the Plan for Allowed GST Telecommunications Nonsubordinated Unsecured Claims provided in Section 5.4.1 of the Plan, each holder of Allowed 10 1/2% Secured Notes Deficiency Claims will receive, on the Effective Date, or as soon as is reasonably practicable thereafter, its share of Available Cash allocable to its Allowed 10 1/2% Secured Notes Deficiency Claims, shared Pro Rata with the holders of Allowed 13 1/4% Secured Notes Deficiency Claims, Allowed 13    % Senior Discount Notes Claims and Allowed Other Unsecured Claims and the other holders of Allowed 10 1/2% Secured Notes Deficiency Claims, in an amount not to exceed the amount of its Allowed 10 1/2% Secured Notes Deficiency Claims.

  5.3.2    Class 3B (13 1/4% Secured Notes Deficiency Claims).    Notwithstanding any amount scheduled for such 13 1/4% Secured Notes Deficiency Claims or any of the Proofs of Claim set forth on Exhibit B hereto, which by this Plan are deemed objected to, disallowed and expunged, each holder of Allowed 13 1/4% Secured Notes Deficiency Claims will receive, in full satisfaction, settlement, release and discharge of and in exchange for its 13 1/4% Secured Notes Deficiency Claims, in accordance with the amount of 13 1/4% Secured Notes held by such holder on the Distribution Record Date and on account of such Claims, after (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed DIP Claims, Allowed Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims and Allowed Trust Fund Claims as provided in Article 2 of the Plan, (b) the treatment provided in the Plan for Allowed Claims in Classes 1 and 2, and (c) the treatment provided in the Plan for Allowed GST Telecommunications Nonsubordinated Unsecured Claims provided in Section 5.4.1 of the Plan, each holder of Allowed 13 1/4% Secured Notes Deficiency Claims will receive, on the Effective Date, or as soon as is reasonably practicable thereafter, its share of Available Cash allocable to its Allowed 13 1/4% Secured Notes Deficiency Claims, shared Pro Rata with the holders of Allowed 10 1/2% Secured Notes Deficiency Claims, Allowed 13    % Senior Discount Notes Claims and Allowed Other Unsecured Claims and the other holders of Allowed 13 1/4% Secured Notes Deficiency Claims, in an amount not to exceed the amount of its Allowed 13 1/4% Secured Notes Deficiency Claims.

        5.4    Class 4 (General Unsecured Claims).    After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed DIP Claims, Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims as provided in Article 2 of the Plan, (b) the treatment provided in the Plan for Allowed Claims in Classes 1 and 2 and (c) the treatment provided in the Plan for Allowed GST Telecommunications Nonsubordinated Unsecured Claims provided in Class 4A, all remaining Available Cash shall be distributed Pro Rata among holders of Allowed 10 1/2% Secured Notes Deficiency Claims in Class 3A, Allowed 13 1/4% Secured Notes Deficiency Claims in Class 3B, Allowed 13    % Senior Discount Notes Claims in Class 4B and Allowed Other Unsecured Claims in Class 4C. If, after the Effective Date, any Cash is available from, among other things, the liquidation of assets of the Estates, the prosecution and enforcement of causes of action of GST, the release of funds from the Disputed Claims Reserve and the Dissenting Noteholders Escrow, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims pursuant to the Plan and, in any such case, becomes Available Cash, then such Cash shall be treated as Available Cash and distributed in accordance with this Section 5.4 on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below, provided that the aggregate distributions received pursuant to the Plan do not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five percent (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

  5.4.1    Class 4A (GST Telecommunications Nonsubordinated Unsecured Claims).    Each holder of an Allowed GST Telecommunications Nonsubordinated Unsecured Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Allowed GST Telecommunications Nonsubordinated Unsecured Claim, the lesser of (a) twenty percent (20%) of the amount of its Allowed GST Telecommunications Nonsubordinated Unsecured Claim, or (b) its share of $1.5 million allocable on account of its Allowed GST Telecommunications Nonsubordinated Unsecured Claim, shared Pro Rata with the other holders of Allowed GST Telecommunications Nonsubordinated Unsecured Claims, on the later of (i) the Effective Date, or (ii) 30 days after the date on which such Claim becomes an Allowed GST Telecommunications Nonsubordinated Unsecured Claim, or as soon thereafter as is practicable. All distributions made on account of any allowed GST Telecommunications Nonsubordinated Unsecured Claim shall be deemed to be applied against the prepetitioned principal portion of such Claim. All Unsecured Claims as to which GST Telecommunications on the one hand and one or more Affiliate Debtors on the other hand are liable shall not be entitled to payment under this Section 5.4.1 but shall instead be afforded such other treatment as is afforded such Unsecured Claims under any other applicable Section of this Plan.

  5.4.2    Class 4B (13    % Senior Discount Notes Claims).    Each holder of 13    % Senior Discount Notes shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claims under the 13    % Senior Discount Notes, in accordance with the amount of 13    % Senior Discount Notes held by such holder on the Distribution Record Date and on account of such Claims, on the Effective Date, or as soon as is reasonably practicable thereafter, in an amount not to exceed the amount of its Allowed 13    % Senior Discount Notes Claims, its share of Available Cash allocable on account of its Allowed 13    % Senior Discount Notes Claims, shared Pro Rata with the holders of Allowed 10 1/2% Secured Notes Deficiency Claims, Allowed 13 1/4% Secured Notes Deficiency Claims and Allowed Other Unsecured Claims and the other holders of Allowed 13    % Senior Discount Notes Claims.

  5.4.3    Class 4C (Other Unsecured Claims).    Each holder of an Allowed Other Unsecured Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Allowed Other Unsecured Claim, its share of Available Cash allocable on account of its Allowed Other Unsecured Claim, shared Pro Rata with the holders of Allowed 10 1/2% Secured Notes Deficiency Claims, Allowed 13 1/4% Secured Notes Deficiency Claims and Allowed 13% Senior Discount Notes Claims, on the later of (i) the Effective Date, or (ii) 30 days after the date on which such Claim becomes an Allowed Other Unsecured Claim, or as soon thereafter as is practicable.

        5.5    Class 5 (Subordinated Indenture Claims).    Holders of Subordinated Indenture Claims will not receive any distribution on account of the Subordinated Indenture Claims, and on the Effective Date, the Subordinated Indenture Claims will be cancelled.

        5.6    Class 6 (Intercompany Claims).    As a result of the substantive consolidation of Class 4 and the Secured Noteholder Deficiency Claims in Classes 3A and 3B under the Plan (and in the case of GST Telecommunications' Intercompany Claims against any or all of the Affiliate Debtors, as a result of the recharacterization of such Intercompany Claims as equity Interests in the applicable Affiliate Debtors or alternatively the equitable subordination of such Intercompany Claims to all Unsecured Claims against any or all Affiliate Debtors), holders of Intercompany Claims will not receive any distribution of property under the Plan on account of their Intercompany Claims and, on the Effective Date, the Intercompany Claims will be cancelled.

        5.7    Class 7 (Interests).    Holders of Interests will not receive any distribution of property under the Plan on account of their Interests and, on the Effective Date, the Interests will be cancelled.

ARTICLE 6
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        6.1    Assumption; Assignment.    As of the Effective Date, the Debtors shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and unexpired leases of the Debtors that are identified in the Disclosure Statement or any Exhibit thereto that have not expired under their own terms prior to the Effective Date. The Debtors reserve the right to amend such Exhibit not later than ten (10) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 6.4 hereof; or (b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section. The Debtors shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Creditors' Committee not later than ten (10) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described in this Section 6.1, as of the Effective Date.

        6.2    Cure Payments; Assurance of Performance.    Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), in either of the following ways: (a) by payment of the default amount in Cash, in full on the Effective Date; or (b) by payment of the default amount on such other terms as may be agreed to by the Debtors and the non-Debtor parties to such executory contract or lease. In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Debtors, the Plan Administrator, or an assignee thereof to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned, as applicable, or (iii) any other matter pertaining to assumption or assumption and assignment of the contract or lease to be assumed, GST shall pay all required cure amounts promptly following the entry of a Final Order resolving the dispute.

        6.3    Objections To Assumption of Executory Contracts and Unexpired Leases.    To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(1), or has any objection with respect to adequate assurance of future performance, any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served: (a) as to any contracts or leases identified in the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to Confirmation; and (b) as to any contracts or leases identified in any subsequent amendments to the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease not later than ten (10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and Debtors, the Plan Administrator and counsel thereto, as the case may be, if applicable, no later than one (1) day prior to the Confirmation Hearing.

        Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that the amount identified for "cure" in the Disclosure Statement or any Exhibit thereto is the amount necessary to cover any and all outstanding defaults under the executory contract or unexpired lease to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such contract or lease.

        If any assumption of an executory contract or unexpired lease proposed herein for any reason is not approved by the Bankruptcy Court, then the Debtors shall be entitled, in their sole discretion, upon written notice to the applicable non-Debtor party to such executory contract or unexpired lease, to deem such executory contract or unexpired lease to have been rejected pursuant to the provisions of Section 6.4 below.

        6.4    Rejection.    Except for those executory contracts and unexpired leases (a) that are assumed pursuant to this Plan, (b) that are the subject of previous orders of the Bankruptcy Court providing for their assumption or rejection pursuant to Bankruptcy Code section 365, irrespective of whether such assumption or rejection has yet to occur on the Effective Date,(1) or (c) that are the subject of a pending motion before the Bankruptcy Court with respect to the assumption or assumption and assignment of such executory contracts and unexpired leases, as of the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected pursuant to section 365 of Bankruptcy Code. For the purposes of this Section 6.4, as of the Effective Date, any and all customer agreements that have not been previously terminated, that have not been previously order assigned to a third party by order of the Bankruptcy Court, irrespective of whether such assumption or rejection has yet to occur on the Effective Date, or that are not the subject of a pending motion before the Bankruptcy Court with respect to the same, shall be terminated and, to the extent applicable, shall be deemed rejected pursuant to Bankruptcy Code section 365.

(1)
Including, but not limited to, the (i) Order Authorizing Procedure for Rejection of Remaining Hawaii Executory Contracts and Unexpired Leases entered by the Court on September 21, 2001 and (ii) Order Under 11 U.S.C. §§105, 363, 365 and 1146(c) and Fed. R. Bankr. P. 6004 and 6006 (A) Approving Bidding Procedures and Purchase Agreement With TM Communications Hawaii LLC (B) Authorizing Sale of Assets and Assumption and Assignment of Assumed Contracts Free and Clear of Liens, Claims, Encumbrances and Interests and Exempt From Any Stamp, Transfer, Recording or Similar Tax, (C) Authorizing the Retention of TM Communications Hawaii LLC Pursuant to the Terms of the Management Services Agreement, (D) Authorizing Assumption and Assignment of Certain Executory Contract and Unexpired Leases and Fixing Cure Amounts with Respect Thereto, (E) Authorizing Treatment of Excluded Contracts and (E) Granting Related Relief entered by the Court on March 22, 2001.

        6.5    Approval of Rejection; Rejection Damages Claims Bar Date.    The Confirmation Order shall constitute an Order of the Bankruptcy Court approving all rejections under Section 6.4 above of executory contracts and unexpired leases pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty (30) days after the later of mailing of notice of the entry of the Confirmation Order or mailing of the notice of the Debtors' rejection of such contract or lease, or such Claim shall be forever barred, shall not be enforceable against the Debtors, their Estates, the Plan Administrator, or any of their respective properties and shall receive no distribution under the Plan or otherwise on account of such Claim.

ARTICLE 7
MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

        7.1    Continuing Existence.    From and after the Confirmation Date, GST shall continue in existence (and shall generally consult with the Creditors' Committee or Reconstituted Committee and as specifically provided for in the Plan) for the purpose of (a) winding up its affairs as expeditiously as reasonably possible, (b) liquidating, by conversion to Cash or other methods, any remaining assets of the Estate, as expeditiously as possible, (c) enforcing and prosecuting claims, interests, rights and privileges of GST, (d) reconciling Claims and resolving Disputed Claims, (e) administering the Plan, (f) filing appropriate tax returns, and (g) taking such other action as may be necessary or appropriate to effectuate this Plan. GST shall have absolute discretion to pursue or not to pursue any and all claims, rights, or causes of action that it retains pursuant to this Plan, as it determines in the exercise of its business judgment and in consultation with the Creditors' Committee or Reconstituted Committee as provided herein, and shall have no liability for the outcome of its decision. GST may incur and pay any reasonable and necessary expenses in performing the foregoing functions.

        7.2    Cancellation of 10 1/2% Secured Notes, 12 3/4% Senior Subordinated Accrual Notes, 13 1/4% Secured Notes, 13    % Subordinated Convertible Notes and 13    % Senior Discount Notes.    On the Effective Date, the liens relating to the Secured Indentures shall be deemed cancelled. The 10 1/2% Secured Notes, 13 1/4% Secured Notes, and 13    % Senior Discount Notes shall continue in effect for the sole purposes of allowing the Indenture Trustees to make distributions under the Plan. Any actions taken by the Indenture Trustees that are not for the purposes authorized in the Plan shall be null and void. Except as otherwise provided in the Plan, on the Effective Date, the 10 1/2% Secured Notes, 12 3/4% Senior Subordinated Accrual Notes, 13 1/4% Secured Notes, 13    % Subordinated Convertible Notes and 13    % Senior Discount Notes shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the 10 1/2% Secured Notes Indenture, 12 3/4% Senior Subordinated Accrual Notes Indenture, 13 1/4% Secured Notes Indenture, 13    % Subordinated Convertible Notes Indenture and 13    % Senior Discount Notes Indenture shall cease. The Indenture Trustees' obligations under the 10 1/2% Secured Notes Indenture, 12 3/4% Senior Subordinated Accrual Notes Indenture, 13 1/4% Secured Notes Indenture, 13    % Subordinated Convertible Notes Indenture and 13    % Senior Discount Notes Indenture shall cease when no further obligations of the Indenture Trustees with respect to the 10 1/2% Secured Notes Indenture, 12 3/4% Senior Subordinated Accrual Notes Indenture, 13 1/4% Secured Notes Indenture, 13    % Subordinated Convertible Notes Indenture and 13    % Senior Discount Notes Indenture under the Plan remain.

        7.3    No Revesting of Assets.    The property of the Debtors' Estates shall not be revested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estates(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims or liquidated with the proceeds being contributed to Available Cash, in accordance with the provision of the Plan and the Confirmation Order.

        7.4    Engagement of Plan Administrator.    On and after the Confirmation Date, GST shall engage Bruce D. Becker as Plan Administrator, at a salary and benefits equal to his salary and benefits on the Confirmation Date, for a period of not less than six months following the Effective Date to assist GST in the performance of its duties and obligations under the Plan. The Plan Administrator may not be involuntarily terminated other than for cause prior to the 180th day following the Effective Date, and then only with prior Bankruptcy Court approval after notice and a hearing. The Plan Administrator shall be appointed the sole director, president and chief executive officer of GST and shall perform the duties set forth in this Plan through the earlier date GST is dissolved in accordance with Section 7.11 of the Plan and the date the Plan Administrator resigns, is unable to serve, or is terminated for cause, provided, however, that, in the event that the Plan Administrator resigns, is unable to serve, or is terminated for cause prior to the date GST is dissolved in accordance with Section 7.11 of the Plan, then an individual to be named by GST and the Reconstituted Committee shall, by operation of the Plan and without need for further Bankruptcy Court order or corporate action, be appointed the Plan Administrator, sole director, president and chief executive officer of GST subject to the foregoing provisions.

        7.5    Post-confirmation Operations.    Following Confirmation and prior to the occurrence of the Effective Date, the Debtors shall execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan. From and after the Confirmation Date, the then current officers of GST shall continue in their respective capacities through the earlier of the date GST is dissolved in accordance Section 7.11 of the Plan and the date such officer resigns, is replaced or is terminated.

        7.6    Post-confirmation Professional Fees and Expenses.    Counsel to the Debtors, counsel to the Reconstituted Committee, the Indenture Trustees to the extent not paid pursuant to Section 10.3 of the Plan and other professional persons who may be retained in this case may, from time to time, following the Confirmation Date, provide legal or other professional services in connection with the Chapter 11 Cases which are not encompassed within an application for allowance approved by the Bankruptcy Court. Such services may be paid from the Operating Reserve without further application to the Court within ten (10) days after submission of a bill to the Plan Administrator with copies to the Debtors' counsel, and counsel to the Reconstituted Committee, provided that no objection to the payment is raised. If an objection is raised and remains unresolved, the affected professional may file an application for allowance with the Bankruptcy Court on notice to the Plan Administrator, counsel to the Debtors, counsel to the Reconstituted Committee, the United States Trustee, and any party having filed a request for notice in the Chapter 11 Cases. Such additional fees and expenses will thereafter be paid in the amounts fixed by the Bankruptcy Court.

        7.7    Post-Effective Date Reporting.    As promptly as practicable after the making of any distributions that are required under the Plan to be made on the Effective Date, but in any event no later than ten (10) Business Days after the making of such distributions, GST shall provide the Reconstituted Committee with a report setting forth the amounts and timing of all such distributions and the recipients thereof. Thereafter, GST shall provide to the Reconstituted Committee quarterly reports summarizing (i) the cash receipts and disbursements of the Debtors for the immediately preceding three-month period and (ii) the status of resolution of any Disputed Claims during that same period. Each quarterly report shall also state the Debtors' cash balances as of the beginning and ending of each such period. Quarterly reports shall be provided no later than the fifteenth (15th) day of each January, April, July and October until all Final Distributions under the Plan have been made. In addition, GST shall reasonably promptly provide to the Reconstituted Committee such other additional information that the Reconstituted Committee reasonably requires in connection with carrying out its duties and obligations in connection with this Plan.

        7.8    Post-Effective Date Indemnification Claims and the Indemnification Reserve.    On or before the Effective Date, the Debtors will establish the Indemnification Reserve. The Indemnification Reserve shall be used to pay any Indemnification Claims not otherwise released pursuant to the Plan. For the purpose of this Section 7.8 and the distributions to be made under the Plan, (a) Claims of the Plan Administrator arising from the indemnification obligations of GST to the Plan Administrator in his present or former capacity as a representative and/or officer of the Estates and (b) the costs associated with any directors and/or officers policy assumed pursuant to Section 6.1 hereof, shall be the Indemnification Reserve but not capped by the amounts contained therein. On the Final Distribution Date, any funds remaining in the Indemnification Reserve shall (i) first, be used to pre-pay remaining coverage under any directors and/or officers policy assumed pursuant to Section 6.1 hereof, and (ii) second, to the extent remaining, become Available Cash subject to the Final Distribution procedures set forth in Section 10.14 hereof.

        7.9    Post-confirmation Funding of Operations and Funding of Plan.    This Plan shall be funded by (i) Available Cash on the Effective Date, and (ii) funds added to Available Cash after the Effective Date from, among other things, the liquidation of GST's remaining Assets, the prosecution and enforcement of causes of action and (iii) the release of any funds held in reserve in accordance with the terms thereof. The post-confirmation operations of GST shall be funded from the Operating Reserve.

        7.10    Post-confirmation Accounts.    GST may establish one or more interest-bearing accounts as it determines may be necessary or appropriate to effectuate the provisions of this Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court, including accounts for the Operating Reserve, the Indemnification Reserve and the Disputed Funds Reserve.

        7.11    Dissolution of GST.    Upon the distribution of all Assets of the Estate pursuant to this Plan (including the transfer of any amounts held in reserve) and the filing by or on behalf of GST of a certification to that effect with the Bankruptcy Court, the Affiliate Debtors, other than GST

Telecommunications, will be dissolved for all purposes effective as of the Final Distribution Date without the necessity for any other or further actions to be taken by or on behalf of the Affiliate Debtors or payments to be made in connection therewith, provided, however, that each of the Affiliate Debtors shall file with the official public office for keeping corporate records in its state of incorporation a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Plan Administrator without need for any action or approval by the shareholder or Board of Directors of any Affiliate Debtor. From and after the Effective Date, GST (i) for all purposes shall be deemed to have withdrawn its business operations from any state in which GST was previously conducting, or is registered or licensed to conduct, its business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to this Plan all Interests and all Intercompany Claims, and (iii) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on after the Effective Date.

        7.12    Closing of the Chapter 11 Cases.    Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Chapter 11 Cases, when all Disputed Claims against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining assets of GST have been liquidated and converted into Cash (other than those Assets abandoned by GST or, if applicable, the Reconstituted Committee), and such Cash has been distributed in accordance with this Plan, or at such earlier time as GST, in consultation with the Reconstituted Committee, deems appropriate, GST shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE 8
INTENTIONALLY LEFT BLANK

ARTICLE 9
OTHER POSTCONFIRMATION LITIGATION

        9.1    Retention and Enforcement of Causes in Action.    Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, the Plan Administrator will have the exclusive right to enforce any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code.

        9.2    Objections to Claims.    Subject to applicable law, from and after the Effective Date, the Plan Administrator shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims: (a) pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules and this Plan; and (b) subject to the oversight authority granted to the Reconstituted Committee under this Plan.

ARTICLE 10
DISTRIBUTIONS

        10.1    No Duplicate Distributions.    Unless expressly provided in the Plan, to the extent more than one Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefore under the applicable provisions of the Plan.

        10.2    Distributions by GST.    Distributions under this Plan shall be made by the Plan Administrator. The Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan without further order of the Bankruptcy Court. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim pursuant to this Plan or otherwise). All payments shall be made in accordance with the priorities established in the Bankruptcy Code.

        10.3    Distributions by the Indenture Trustees.    Distributions under this Plan on account of Allowed Claims arising from or out of the 10 1/2% Secured Notes, 13 1/4% Secured Notes, and 13% Senior Discount Notes shall be made to each of the Indenture Trustees, as appropriate, as disbursing agents for such Allowed Claims, for further distribution to holders of such Allowed Claims. Any such further distributions shall be made by the Indenture Trustees pursuant to the 10 1/2% Secured Notes Indenture, 13 1/4% Secured Notes Indenture, and 13% Senior Discount Notes Indenture, respectively, and the Plan (i) first, to the Indenture Trustees for application to any unpaid fees, compensation, expenses (including the Indenture Trustees' professional fees and expenses) disbursements and advances to the extent provided in the applicable indenture; and (ii) thereafter, on account of the Allowed Claims arising from or out of the 10 1/2% Secured Notes Indenture, 13 1/4% Secured Notes Indenture, or 13% Senior Discount Notes Indenture, as the case may be.

        10.4    Record Date for Distributions to the Indenture Trustees.    At the close of business on the Distribution Record Date, the transfer records for the 13% Senior Discount Notes Indenture, the 10 1/2% Secured Notes Indenture, or the Secured Notes Indenture shall be closed, and there shall be no further changes in the record holders of the 13% Senior Discount Notes Indenture, the 10 1/2% Secured Notes Indenture, and the Secured Notes Indenture. GST, the Plan Administrator and the Indenture Trustees shall have no obligation to recognize any transfer of Claims arising from or out of the 13% Senior Discount Notes Indenture, the 10 1/2% Secured Notes Indenture, and the Secured Notes Indenture occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

        10.5    Delivery of Distributions in General.    Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the Proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Plan Administrator after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no proof of Claim has been Filed and the Plan Administrator has not received a written notice of a change of address.

        10.6    Cash Payments.    Cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of GST.

        10.7    Interest on Claims.    Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a Final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

        10.8    No De Minimus Distributions.    Other than in the Final Distribution, no payment of Cash in an amount of less than $50.00 shall be made on account of any Allowed Claim. Such undistributed amount will instead be made part of the Available Cash for use in accordance with this Plan.

        10.9    Face Amount.    Unless otherwise expressly set forth herein with respect to a specific Claim or Class of Claims, for the purpose of the provisions of this Article, the "Face Amount" of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely Filed or deemed Filed, zero.

        10.10    Undeliverable Distributions.    If the distribution to any holder of an Allowed Claim is returned to the Plan Administrator or the Indenture Trustees as undeliverable, no further distributions shall be made to such holder unless and until the Plan Administrator or the Indenture Trustees, as the case may be, is notified in writing of such holder's then current address. Undeliverable distributions shall remain in the possession of the Plan Administrator or the Indenture Trustees, as the case may be, pursuant to this Plan in trust for the benefit of holders of Allowed Claims until such time as a distribution becomes deliverable.

        Any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution to be made by the Plan Administrator or the Indenture Trustees, as the case may be, within six (6) months after the date on which the distribution is returned to the Plan Administrator or the Indenture Trustees shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim for an undeliverable distribution against GST or its property. In such cases, any Cash held for distribution on account of such Claims for undeliverable distributions shall become the property of the Estates, shall, if applicable, be returned by the Indenture Trustees to the Plan Administrator and shall be distributed in accordance with the terms of this Plan.

        10.11    Effective Date Distributions.    On the Effective Date, or as soon thereafter as practicable, GST shall distribute (with the written consent of the Reconstituted Committee or Bankruptcy Court order on notice to the Reconstituted Committee) to the holders of Allowed Administrative Claims, Allowed DIP Facility Claims, Allowed Priority Tax Claims, Allowed Professional Claims, Allowed Trust Fund Claims and Allowed Claims in Classes 1, 2, 3 and 4, Cash equal to the distributions for each respective Class as set forth in the Plan or deliver the collateral to the holders of Allowed Claims in Class 2 pursuant to Section 5.2 of the Plan.

        10.12    Supplemental Distributions.    Unless otherwise provided in the Plan, to the extent there is Available Cash subsequent to the Effective Date, GST shall, on a Subsequent Distribution Date, distribute (with the written consent of the Reconstituted Committee or Bankruptcy Court order on notice to the Reconstituted Committee) such Available Cash to the holders of Claims entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date. Each Supplemental Distribution will reduce the Disputed Claims Reserve, calculated based upon, following resolution of all disputes and Allowance of any previously Disputed Claim, the reduction of the reserve by the amount previously allocated to the Disputed Claim Reserve on account of the Disputed Claim, as calculated prior to the date of the Supplemental Distribution. If no Final Order has been entered conclusively determining the respective portions of the Secured Indenture Claims that are Allowed Secured Claims and Allowed Unsecured Claims and if both Classes 3A and 3B have voted to reject the Plan, no Supplemental Distributions shall be made to holders of Claims in Classes 3 or 4 until such Final Order has been entered.

        10.13    Final Distributions.    GST shall, on the Final Distribution Date, distribute all Available Cash to the holders of Allowed Claims entitled thereto in accordance with the priorities and restrictions set forth herein.

        10.14    Disputed Claims Reserves.    To the extent there exist as of the Effective Date Disputed Claims in any Class, GST shall reserve from any distribution of Estate Assets Cash in an amount equal to the Pro Rata portion of such distribution to which such Disputed Claim would be entitled if Allowed in the amount asserted by the holder of such Disputed Claim, as set forth in the definition of Disputed Claim Reserve. To the extent that any such Disputed Claim becomes an Allowed Claim, such reserved Cash shall be distributed to the holder of the Allowed Claim in a manner and amount consistent with the treatment of Allowed Claims in that Class, with any surplus Cash becoming generally available for use by GST in accordance with the terms of this Plan.

        10.15    Compliance with Tax Requirements.    In connection with the Plan and the distributions made in accordance thereto, to the extent applicable, GST shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Plan Administrator shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

ARTICLE 11
CONDITIONS TO THE EFFECTIVE DATE

        11.1    Conditions to Effective Date.    The Plan shall not become effective and the Effective Date shall not occur unless and until:

          11.1.1    The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to GST and the Creditors' Committee;

          11.1.2    No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 11.1 are satisfied, or, if permitted, waived;

          11.1.3    All documents, instruments and agreements, in form and substance satisfactory to GST, provided for under this Plan or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

          11.1.4    There shall exist sufficient Available Cash to pay all Allowed Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.

        11.2    Termination of Plan for Failure To Become Effective.    If the Effective Date shall not have occurred on or prior to the date that is forty-five (45) days after the Confirmation Date, then this Plan shall terminate and be of no further force or effect unless the provisions of this Section are waived in writing by GST.

        11.3    Waiver of Conditions.    GST, in its sole discretion, may waive the conditions set forth in Section 11.2 of this Plan.

        11.4    Notice of Effective Date.    On the Effective Date, or as soon thereafter as is reasonable practicable, GST shall file with the Bankruptcy Court "Notice of Effective Date" in a form reasonably acceptable to GST in its sole discretion, which notice shall constitute appropriate and adequate notice that this Plan has become effective, provided, however, that GST shall have no obligation to notify any Person other than the Creditors' Committee of such fact. The Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern time, on the date of such filing. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at GST's option, by courier or facsimile) to those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Bankruptcy Rule 2002.

ARTICLE 12
EFFECT OF CONFIRMATION

        12.1    Jurisdiction of Court.    Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over GST, its Assets and the Estates. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article 13 of this Plan.

        12.2    Binding Effect.    Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against or Interest in GST and its respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under this Plan and whether or not such holder has accepted the Plan.

        12.3    Stay.    Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

        12.4    Exculpation.    Except as otherwise specifically provided in this Plan, neither the Debtors nor the Creditors' Committee (solely with respect to its conduct as a committee and not with respect to the actions of its members as individual creditors), nor any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or any of such parties' successors and assigns, shall have or incur, and are hereby released from, any Claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

        Notwithstanding any other provision of this Plan, neither any holder of a Claim or Interest, or other party in interest, nor any of their respective officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor or the Creditors' Committee (solely in its capacity as a committee, and not in each particular member's capacity as an individual creditor), or any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to the capacity of each member in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not in each particular member's capacity as an individual creditor), officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or such parties successors and assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct.

        12.5    Injunctions.    Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept the Plan and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or Claim against the Debtors, the Creditor Releasees, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or Claim against the Debtors, the Creditor Releasees, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or Claim against the Debtors, the Creditor Releasees, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, and (d) asserting any Claims that are released hereby.

        The transfer of the assets and properties to the Purchasers, including Time Warner Telecom Inc., as part of the Asset Sales constituted a sale in contemplation of this Plan. Accordingly, the sale of such assets and properties to the Purchasers, including Time Warner Telecom Inc., is a transfer made pursuant to section 1146(c) of the Bankruptcy Code. Pursuant to section 1146 of the Bankruptcy Code and other orders entered in the Chapter 11 Cases, the Asset Sales and the assets and properties acquired in connection therewith may not be taxed under any law imposing a Transfer Tax. Accordingly, all Persons who have held, hold or may hold claims, rights or causes of action for Transfer Taxes, regardless of whether such Person has voted to accept the Plan, and any successors, assigns or representatives of the foregoing, shall be precluded and permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Transfer Tax against the Debtors, the Purchasers (including Time Warner Telecom Inc.), or any assets or properties of the Debtors which the Purchasers, including Time Warner Telecom Inc., acquired pursuant to the Asset Sales, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or other with respect to any Transfer Tax against the Debtors, the Purchasers (including Time Warner Telecom Inc.), or any assets or properties of the Debtors which the Purchasers, including Time Warner Telecom Inc., acquired pursuant to the Asset Sales, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any or any assets or properties of the Debtors which the Purchasers, including Time Warner Telecom Inc., acquired pursuant to the Asset Sales and (d) asserting any Transfer Tax Claims that are held unenforceable hereby.

        Irrespective of whether such Secured Indenture Claims are paid pursuant to this Plan or a Final Order granting the relief sought in the Secured Notes Collateral Value Motion, on the Effective Date, all Persons holding Secured Indenture Claims shall be precluded and permanently enjoined from (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Secured Indenture Claim against the Debtors, the Creditor Releasees, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Secured Indenture Claim against the Debtors, the Creditor Releasees, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Secured Indenture Claim against the Debtors, the Creditor Releasees, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, and (d) asserting any Secured Indenture Claims that are paid in accordance with such Final Order or the Plan.

        12.6    Releases by Debtors.    Except as expressly provided in this Plan, upon the Effective Date, GST hereby (i) remises, acquits, waives, releases and forever discharges each of the Debtor Releasees, and (ii) covenants and agrees never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Debtor Releasees based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that GST or the Estates ever had, claimed to have, has, or may have or claim to have against the Debtor Releasees, or any of them, by reason of any matter, cause, thing, act or omission of the Debtor Releasees, or any of them, in each case related to the Debtors. All Claims so waived and released shall be waived and released for all purposes.

        12.7    Releases by Holders of Claims and Interests.    As of the Effective Date, to the fullest extent permitted under applicable law, in consideration for the obligations under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, and the benefits provided by the Creditor Releasees in the Plan and in the Chapter 11 Cases, each present and former holder of a Claim or Interest will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Debtors' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan against Creditor Releasees.

        12.8    Limitation of Liability.    Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Plan Administrator, the Creditors' Committee, the Reconstituted Committee or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with this Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct.

ARTICLE 13
RETENTION OF JURISDICTION

        Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

          (a)  Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims, Interests and Administrative Claims;

          (b)  Hear and determine any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code;

          (c)  Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          (d)  Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any of the Debtors may be liable, including without limitation the determination of whether such contract is executory for the purposes of section 365 of the Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

          (e)  Enter orders approving the Debtors' post-Confirmation sale or other disposition of Assets under section 363 of the Bankruptcy Code;

          (f)    Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

          (g)  Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending in the Chapter 11 Cases on the Effective Date;

          (h)  Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

          (i)    Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and the Confirmation Order;

          (j)    Hear and determine any matters concerning the enforcement of the provisions of Article 12 of this Plan and any other releases or injunctions contemplated by this Plan;

          (k)  Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order;

          (l)    Permit the Debtors, to the extent authorized pursuant to section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

          (m)  Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

          (n)  Enforce any injunctions entered in connection with or relating to the Plan or the Confirmation Order;

          (o)  Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Plan are enjoined or stayed;

          (p)  Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

          (q)  Enter any orders in aid of prior orders of the Bankruptcy Court;

          (r)  Hear and determine any request of the Reconstituted Committee for authority and approval to take any actions or enforce any remedies provided to the Reconstituted Committee pursuant to any provision of this Plan;

          (s)  Enter an order concluding the Chapter 11 Cases.

ARTICLE 14
ACCEPTANCE OR REJECTION OF THE PLAN

        14.1    Persons Entitled to Vote. Class 1 is not Impaired and pursuant to section 1126(f) of the Bankruptcy Code is deemed to have accepted the Plan. Votes from holders of Class 1 Claims will not be solicited. Classes 2, 3 and 4 are Impaired but will receive a distribution under the Plan. Votes from holders of Class 2, 3 and 4 Claims will be solicited. Class 5 Claims, Class 6 Claims and Class 7 Interests are Impaired and are not entitled to distributions pursuant to the Plan. Class 5 Claims, Class 6 Claims and Class 7 Interests will be cancelled pursuant to the Plan and holders of such Claims are deemed pursuant to section 1126(g) of the Bankruptcy Code to have rejected the Plan. Votes from holders of Class 5 Claims, Class 6 Claims and Class 7 Interests will not be solicited.

        14.2    Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

        14.3    Request for Non-Consensual Confirmation. Class 5, Class 6 and Class 7 receive no distribution on account of their Claims and Interests and are therefore deemed to have rejected the Plan. The Debtors therefore request that the Court confirm the Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code with respect to Class 5, Class 6 and Class 7, as well as with respect to any other Class that does not vote to accept the Plan.

ARTICLE 15
MISCELLANEOUS PROVISIONS

        15.1    Substantive Consolidation of Unsecured Claims against Affiliate Debtors.    The Plan is premised on the substantive consolidation all of the Affiliate Debtors only with respect to the treatment of the Deficiency Claims in Class 3 and the Unsecured Claims in Classes 4B and 4C, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the other Claims against or Interests in the Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Debtor. This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation of the Unsecured Claims in Classes 4B and 4C, and the Deficiency Claims in Class 3.

        On the Effective Date, (a) all Class 6 Intercompany Claims will be eliminated, (b) after giving effect to the transfers set forth in the Plan to the holders of DIP Facility Claims, Administrative Claims, Professional Claims, Allowed Priority Tax Claim, Class 1 Claims, Class 2 Claims and the distributions on account of the Allowed Secured Claims under Secured Indentures provided in Class 3 (and as applicable, funding the Dissenting Noteholders Escrow), all assets and liabilities of the Affiliate Debtors will be merged or treated as though they were merged, (c) all guarantees of the Affiliate Debtors of the obligations of any other Affiliate Debtor and any joint or several liability of any of the Affiliate Debtors shall be eliminated, (d) each and every Unsecured Claim against any Affiliate Debtor shall be deemed filed against the consolidated Affiliate Debtors and all Unsecured Claims filed against more than one Affiliate Debtor for the same liability shall be deemed one Claim against and obligation of the consolidated Affiliate Debtors.

        15.2    Post-Effective Date Oversight of the Debtors.    On the Effective Date, the Committee shall be reconstituted to consist of members to be appointed by the Committee (the "Reconstituted Committee"). The Reconstituted Committee shall be authorized for reimbursement of reasonable expenses from Operating Reserve. The Reconstituted Committee shall be authorized to employ one law firm as counsel (unless such law firm is unable to represent the Reconstituted Committee with respect to a particular matter, in which case a separate law firm may be employed solely to handle that particular matter), which firm (or firms) shall be entitled to compensation from the Operating Reserve in accordance with Section 7.6 of the Plan. The Reconstituted Committee and its advisors shall be authorized solely to oversee distributions under this Plan and to exercise those remedies available to the Reconstituted Committee under this Plan; provided, however, that if the Debtors fail to perform any material obligations under this Plan, the Reconstituted Committee may, upon notice and a hearing, seek a Bankruptcy Court order to enforce the provisions of the Plan and may employ such experts as may be necessary to advise the Reconstituted Committee with respect to such action.

        15.3    Modification of the Plan.    Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

        15.4    Revocation of the Plan.    The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or (c) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

        15.5    Governing Law.    Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

        15.6    No Admissions.    Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

        15.7    Severability of Plan Provisions.    If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

        15.8    Successors and Assigns.    The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

        15.9    Exemption from Certain Transfer Taxes.    Pursuant to section 1146(c) of Bankruptcy Code, the issuance, transfer or exchange of any Security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring before, after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

        15.10    Preservation of Rights of Setoffs.    The Debtors, may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claims; but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

        15.11    Saturday, Sunday or Legal Holiday.    If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Dated: December 3, 2001	GST TELECOM INC. (for itself and on behalf of the Debtors)
	By:	/s/ Bruce Becker
	Name:	Bruce Becker
	Title:	President and Chief Executive Officer
THE BAYARD FIRM
	By:	/s/ Steven M. Yoder
Neil B. Glassman (No. 2087) Steven M. Yoder (No. 3885) 222 Delaware Avenue Suite 900 P.O. Box 25130 Wilmington, Delaware 19899 (302) 655-5000
-and-
LATHAM & WATKINS
	By:	/s/ Timothy A. Barnes
David S. Heller Richard A. Levy Josef S. Athanas Timothy A. Barnes Suite 5800 Sears Tower 233 South Wacker Drive Chicago, Illinois 60606 (312) 876-7700
Attorneys for the Debtors and Debtors-in-Possession

EXHIBIT 1

Debtor Name	Tax Id	Case No.
GST TELECOM INC.	91-1644572	00-1982 (GMS)
GST TELECOMMUNICATIONS, INC.	94-3193522	00-1983 (GMS)
GST USA, INC.	83-0310464; 93-1267981	00-1984 (GMS)
GST PACIFIC LIGHTWAVE, INC.	91-1610600	00-1985 (GMS)
GST TELECOM CALIFORNIA, INC.	68-0344735	00-1986 (GMS)
GST TUCSON LIGHTWAVE, INC.	91-1674440	00-1987 (GMS)
GST TELECOM HAWAII, INC.	93-1213822	00-1988 (GMS)
GST TELECOM NEW MEXICO, INC.	91-1661279	00-1989 (GMS)
GST TELECOM TEXAS, INC.	91-1710520	00-1990 (GMS)
GST TELECOM NEVADA, INC.	91-1713699	00-1991 (GMS)
GST TELECOM IDAHO, INC.	91-1713698	00-1992 (GMS)
GST TELECOM WASHINGTON, INC.	91-1713701	00-1993 (GMS)
GST REALCO, INC.	91-1785736	00-1994 (GMS)
GST NET, INC.	91-1694180	00-1995 (GMS)
GST NET (AZ), INC.	91-1880337	00-1996 (GMS)
GST TELECOM MICRONESIA, INC.	91-1880335	00-1997 (GMS)
GST HUI KELEKA 'A'KE, INC.	91-1723870	00-1998 (GMS)
GST INTERNET, INC.	91-1712547	00-1999 (GMS)
GST TELECOM UTAH, INC.	87-0560184	00-2000 (GMS)
HOL DEVELOPMENT, INC.	91-1906792	00-2001 (GMS)
GST TELECOM OREGON, INC.	91-1729727	00-2002 (GMS)
GST INTERNATIONAL, INC.	91-1880332	00-2003 (GMS)
WASATCH INTERNATIONAL NETWORK SERVICES, INC.	87-0531499	00-2004 (GMS)
INTERNATIONAL TELEMANAGEMENT GROUP, INC.	34-1729356	00-2005 (GMS)
GST SWITCHCO, INC.	91-1735448	00-2006 (GMS)
GST EQUIPCO, INC.	91-1740514	00-2007 (GMS)
GST HOME, INC.	91-1734979	00-2008 (GMS)
GST TELECOM COLORADO, INC.	91-1880344	00-2009 (GMS)
GST CONSTRUCTION, INC.	91-1739064	00-2010 (GMS)
GST GOVERNMENT SYSTEMS, INC.	91-1734978	00-2011 (GMS)
GST EQUIPMENT FUNDING, INC.	91-1785734	00-2012 (GMS)
VIETELCO, INC.	36-4094314	00-2013 (GMS)
GST CALL AMERICA, INC.	77-0113421	00-2014 (GMS)
TRISTAR RESIDENTIAL COMMUNICATIONS CORP.	91-1628462	00-2015 (GMS)
TOTALNET COMMUNICATIONS, INC.	76-0342216	00-2016 (GMS)
GST TELECOM ARIZONA, INC.	86-0744705	00-2017 (GMS)
GST ACTION TELECOM, INC.	91-1826173	00-2018 (GMS)
GST UNIVERSAL, INC.	91-1880341	00-2019 (GMS)
GST TELECOM PACIFIC, INC.	91-1853066	00-2020 (GMS)
GST WHOLE EARTH NETWORKS, INC.	91-1893885	00-2021 (GMS)
GST NETWORK FUNDING, INC.	13-4001870	00-2022 (GMS)
ICON COMMUNICATIONS CORP.	91-1425298	00-2023 (GMS)
KLP, INC.	86-0442878	00-2024 (GMS)
GST TRANSFER, INC.		00-2025 (GMS)

EXHIBIT 2

Creditor	Debtor	Claim ID	Status	Claim Amount
United States Trust Company of New York, Trustee	GST Telecommunications, Inc.	676	Secured	$16,901.09
United States Trust Company of New York, Trustee	GST Telecommunications, Inc.	677	Secured	$369,643,722.22
United States Trust Company of New York, Trustee	GST Network Funding, Inc.	678	Secured	$369,643,722.22
United States Trust Company of New York, Trustee	GST Network Funding, Inc.	679	Secured	$16,901.09
United States Trust Company of New York, Trustee	GST USA, Inc.	680	Secured	$16,901.09
United States Trust Company of New York, Trustee	GST USA, Inc.	681	Secured	$369,643,722.22
United States Trust Company of New York, Trustee	GST Telecommunications, Inc.	684	Secured	$17,505.00
United States Trust Company of New York, Trustee	GST Telecommunications, Inc.	685	Secured	$266,658,090.28
United States Trust Company of New York, Trustee	GST Network Funding, Inc.	686	Secured	$17,505.00
United States Trust Company of New York, Trustee	GST Network Funding, Inc.	687	Secured	$266,658,090.28
United States Trust Company of New York, Trustee	GST USA, Inc.	767	Secured	$369,643,722.22

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  Exhibit 2.4
IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
TABLE OF CONTENTS
Exhibits
INTRODUCTION
ARTICLE 1 DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTIONS
ARTICLE 2 TREATMENT OF UNCLASSIFIED CLAIMS
ARTICLE 3 CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS
ARTICLE 4 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN
ARTICLE 5 PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS
ARTICLE 6 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
ARTICLE 7 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN
ARTICLE 8 INTENTIONALLY LEFT BLANK
ARTICLE 9 OTHER POSTCONFIRMATION LITIGATION
ARTICLE 10 DISTRIBUTIONS
ARTICLE 11 CONDITIONS TO THE EFFECTIVE DATE
ARTICLE 12 EFFECT OF CONFIRMATION
ARTICLE 13 RETENTION OF JURISDICTION
ARTICLE 14 ACCEPTANCE OR REJECTION OF THE PLAN
ARTICLE 15 MISCELLANEOUS PROVISIONS
EXHIBIT 1
EXHIBIT 2